                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -------------------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    -----------------------------------------

                                 ADE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                       ----------------------------------

         MASSACHUSETTS                                 04-2441829
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                   ------------------------------------------

                        80 Wilson Way, Westwood, MA 02090
               (Address of Principal Executive Offices) (Zip Code)

                       -----------------------------------

                                 ADE CORPORATION
                         1997 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                   -------------------------------------------

                                   Copies to:

     ROBERT C. ABBE, President and             WILLARD G. MCGRAW, JR., ESQ.
        Chief Executive Officer                   Warner & Stackpole LLP
           ADE Corporation                            75 State Street
   80 Wilson Way, Westwood, MA 02090                 Boston, MA 02109
            (781) 467-3500
  (Name, Address and Telephone Number,
Including Area Code, of Agent For Service)

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                        Proposed Maximum     Proposed Maximum      Amount Of
          Title of Securities           Amount to be     Offering Price         Aggregate        Registration
            to be Registered            Registered(1)     Per Share(2)      Offering Price(2)         Fee
--------------------------------------------------------------------------------------------------------------
             Common Stock,             500,000 shares        $19.00             $9,500,000         $2,802.50
        par value $.01 per share
==============================================================================================================

(1) Together with an indeterminate number of additional shares which may result from a stock split, stock dividend, or other similar adjustment of the outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(l) under the Securities Act of 1933 on the basis of the average of the high and low sale prices of the Common Stock of the Registrant on February 3, 1998 as reported by Nasdaq.

           ADE Corporation (the "Company" or the "Registrant") is registering 500,000 shares of Common Stock, $.01 par value per share ("Common Stock"), all of which are reserved for issuance under the 1997 Employee Stock Option Plan (the "1997 Plan").

                                     PART II


                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


Item 3.  Incorporation Of Documents By Reference
         ---------------------------------------

           Incorporated herein by reference are the following documents of the Company filed with the Securities and Exchange Commission ("Commission"):

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997;

           (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 1997 and October 31, 1997;

           (c) The Company's Current Report on Form 8-K filed with the Commission on November 4, 1997; and

           (d) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed with the Commission on August 30, 1995.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

           Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

           Willard G. McGraw, Jr., the Clerk of the Company and a partner of Warner & Stackpole LLP, the Company's legal counsel, owns 9,000 shares of the Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

           The Restated Articles of Organization of the Registrant provide that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for distributions made in violation of the Registrant's Restated Articles of Organization or which are made when the Registrant is insolvent or which renders it insolvent, (iv) for loans made to officers or directors of the Registrant which are not repaid if the director has voted for such loans and they have not been approved or ratified as loans reasonably expected to benefit the Registrant, by a majority of directors who are not recipients of such loans or the holders of a majority of voting shares, which holders are not recipients of such loans, or (v) for any transactions from which the director derived an improper personal benefit.

           Article VI of the Registrant's By-laws provides that the Registrant shall indemnify each of its directors and officers (including persons who serve at the Registrant's request as directors, officers or trustees of another organization in which the Registrant has any interest, direct or indirect, as a stockholder, creditor or otherwise or who serve at the Registrant's request in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, or as fines and penalties, and counsel fees reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such person's action was in the best interest of the Registrant or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

           As to any matter disposed of by a compromise payment by any such person, pursuant to a consent decree or otherwise, Article VI of the Registrant's By-laws provides that no indemnification shall be provided to such person for such payment or for any other expenses unless such compromise has been approved as in the best interests of the Registrant, after notice that it involves such indemnification, (i) by a disinterested majority of the directors then in office; or (ii) by a majority of disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appeared to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Registrant; or (iii) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

           Article VI of the Registrant's By-laws provides that expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid by the Registrant, at the discretion of a majority of the disinterested directors then in office, in advance of the final disposition thereof, upon receipt of an undertaking by such director or officer to repay to the Registrant the amounts so paid if it is ultimately determined that indemnification for such expenses is not authorized under Article VI of the By-laws, which undertaking may be accepted by the Registrant without reference to the financial ability of such director or officer to make repayment.

           Article VI of the Registrant's By-laws gives the Board of Directors of the Registrant the power to authorize the purchase and maintenance of insurance, in such amounts as the Board of Directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer or agent of the Registrant, or who is or was serving at the request of the Registrant as a director, officer or agent of another organization in which the Registrant has any interest, direct or indirect, as a stockholder, creditor or otherwise, or with respect to any employee benefit plan, against any liability incurred by such person in any such capacity, or arising out of such person's status as such agent, whether or not such person is entitled to indemnification by the Registrant pursuant to Article VI or otherwise and whether or not the Registrant would have the power to indemnify the person against such liability.

           Section 13(b)(1 1/2) of the Massachusetts Business Corporation Law, Chapter 156B of the General Laws of Massachusetts (the "MBCL") authorizes the provisions, described above, contained in the Restated Articles of Organization of the Registrant.

           Section 67 of the MBCL authorizes the provisions, described above, contained in Article VI of the By-laws of the Registrant.

           Section 65 of the MBCL provides that performance by a director, officer or incorporator of his duties in good faith and in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances, shall be a complete defense to any claim asserted against such director, officer or incorporator, except as otherwise expressly provided by statute, by reason of his being or having been a director, officer or incorporator of the corporation.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

           Not Applicable.

Item 8.  Exhibits
         --------

           See list of Exhibits in the Exhibit Index.

Item 9.  Undertakings
         ------------

           (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westwood and the Commonwealth of Massachusetts, on February 18, 1998.


                                   ADE CORPORATION



                                   By: /s/ Robert C. Abbe
                                       --------------------------------------
                                       Robert C. Abbe
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert C. Abbe and Mark D. Shooman and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do anything else necessary and proper in connection therewith.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                            Title                       Date
          ---------                            -----                       ----
     /s/ Robert C. Abbe              President, Chief Executive       February 18, 1998
---------------------------------    Officer and Director
         Robert C. Abbe              (Principal Executive
                                     Officer)

     /s/ Mark D. Shooman             Vice President and               February 18, 1998
---------------------------------    Chief Financial Officer
         Mark D. Shooman             (Principal Financial Officer)

     /s/ Joseph E. Rovatti           Controller (Principal            February 18, 1998
---------------------------------    Accounting Officer)
         Joseph E. Rovatti

     /s/ Landon T. Clay              Director                         February 18, 1998
---------------------------------
         Landon T. Clay

     /s/ Harris Clay                 Director                         February 18, 1998
---------------------------------
         Harris Clay

     /s/ Francis B. Lothrop, Jr.     Director                         February 18, 1998
---------------------------------
         Francis B. Lothrop, Jr.

     /s/ H. Kimball Faulkner         Director                         February 18, 1998
---------------------------------
         H. Kimball Faulkner

     /s/ Kendall Wright              Director                         February 18, 1998
---------------------------------
         Kendall Wright

                         Form S-8 Registration Statement

                                 ADE CORPORATION

                                  EXHIBIT INDEX
                                  -------------


          Exhibit                                                   Sequential
            No.               Description of Exhibit                 Page No.
            ---               ----------------------                 --------

           4.1*        Restated Articles of Organization

           4.2*        Bylaws, as amended

           4.3         Registrant's 1997 Employee Stock Option
                       Plan (filed herewith)

           5 Opinion of Warner & Stackpole LLP (filed herewith)

           23.1        Consent of Price Waterhouse LLP (filed
                       herewith)

           23.2        Consent of Warner & Stackpole LLP
                       (included in Exhibit 5)

           24 Power of Attorney of officers and directors of the Registrant (included in the signature page hereto)




---------------------
* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 filed with the Commission on August 30, 1995 (Registration No. 33-96408) or amendments thereto and incorporated herein by reference.